Exhibit 99.1

For Immediate Release	Contact: Dennis J. Simonis
President & CEO

February 11, 2013	Telephone: (808) 969-8052

ROYAL HAWAIIAN ORCHARDS, L.P.

APPOINTS NEW EXECUTIVE OFFICER

Hilo, Hawaii — Royal Hawaiian Orchards, L.P. (OTC: NNUTU) announced today that Jon Miyata has joined the Partnership as its Vice President and Chief Accounting Officer effective February 4, 2013.

Prior to joining the Partnership, Mr. Miyata was employed with HPM Building Supply, a lumber and building supplies distributor, where he has served as Senior Vice President of Distribution Operations for five years and as Vice President and Chief Financial Officer for seven years.  Mr. Miyata’s previous work experience also includes President and RME of The Termite Mesh Company, a company which he formed, and Controller of M. Sonomura Contracting Company. He started his career at Coopers and Lybrand.  Mr. Miyata, age 52, holds a Bachelors of Arts in Accounting and Finance from the University of Hawaii.  Mr. Roumagoux, the Partnership’s interim CFO, has agreed to stay for a period of time to assist Mr. Miyata with the transition.

Royal Hawaiian Orchards, L.P. is the world’s largest grower of macadamia nuts, owning or leasing 5,070 acres of orchards on the island of Hawaii.

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